Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS THIRD QUARTER 2026 FINANCIAL RESULTS
ATLANTA, GEORGIA, October 21, 2026: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the third quarter of 2026.
Key Highlights

•Third quarter revenues were $1.1 billion, an increase of 6.2% over the third quarter of 2025 with organic revenues* increasing 4.4% compared to the prior year.
•Quarterly operating income was $223 million, a decrease of 1.0% compared to the third quarter of 2025. Quarterly operating margin was 20.5%, a decrease of 140 basis points compared to the third quarter of 2025. Adjusted operating income* was $231 million, a decrease of 0.6% versus the prior year. Adjusted operating margin* was 21.2%, a decrease of 140 basis points compared to the prior year.
•Quarterly net income was $158 million, a decrease of 3.4% compared to the prior year. Adjusted net income* was $163 million, a decrease of 3.1% versus the prior year.
•Adjusted EBITDA* was $257 million, a decrease of 0.7% compared to the prior year. Adjusted EBITDA margin* was 23.5%, a decrease of 170 basis points versus the third quarter of 2025.
•Quarterly EPS was $0.33 per diluted share, a 2.9% decrease compared to the prior year. Adjusted EPS* was $0.34 per diluted share, a decrease of 2.9% versus the prior year.
•Operating cash flow was $242 million for the quarter, an increase of 26.4% compared to the prior year. Free cash flow* was $235 million for the quarter, an increase of 28.8% compared to the prior year. Cash flow was favorably impacted by $63 million due to the timing of a tax refund associated with our tax credit planning strategy. The Company invested $27 million in acquisitions, $6 million in capital expenditures, $120 million in share repurchases, and paid dividends totaling $87 million.
*Amounts are non-GAAP financial measures. See the appendix to this release below for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.
Management Commentary
"We are disappointed with our third quarter performance and are acting with urgency to address the challenges impacting our results. We now have a clearer understanding of how the customer acquisition landscape is evolving and are taking concrete steps to optimize our approach. This remains a dynamic environment that requires us to continually assess and adapt how we reach and win new customers. At the same time, our record of 100 consecutive quarters of revenue growth reflects the durability of our business and our ability to successfully adapt through changing conditions. With recurring customer relationships, a diversified portfolio and the underlying resilience of the pest control market, we remain confident in our ability to deliver sustainable, profitable growth over the long term,” said Jerry Gahlhoff, Jr., President and Chief Executive Officer.

"Residential customer acquisition remained under pressure in the third quarter. We are responding with a more dynamic marketing approach—reallocating resources from the traditional digital playbook to the channels and capabilities generating the highest returns, including those that strengthen our visibility in AI- and LLM-driven discovery. Our capital allocation priorities remain unchanged: investing in the business through accretive M&A, maintaining and growing a healthy and sustainable dividend, and deploying excess cash opportunistically for share repurchases. Our financial flexibility and conviction in the intrinsic value of the business supported more meaningful share repurchase activity during the quarter. At the same time, we continue to invest in our people and the service quality that builds customer loyalty,” said Will Harkins, Executive Vice President and Chief Financial Officer.

Three and Nine Months Ended Financial Highlights

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
(unaudited, in thousands, except per share data and margins)	2026	2025	$	%	2026	2025	$	%
GAAP Metrics
Revenues	$1,089,670	$1,026,106	$63,564	6.2%	$3,074,670	$2,848,137	$226,533	8.0%
Gross profit (1)	$582,903	$558,656	$24,247	4.3%	$1,613,751	$1,518,692	$95,059	6.3%
Gross profit margin (1)	53.5%	54.4%		(90) bps	52.5%	53.3%		(80) bps
Operating income	$222,859	$225,021	$(2,162)	(1.0)%	$569,704	$566,002	$3,702	0.7%
Operating margin	20.5%	21.9%		(140) bps	18.5%	19.9%		(140) bps
Net income	$157,927	$163,527	$(5,600)	(3.4)%	$409,675	$410,264	$(589)	(0.1)%
EPS	$0.33	$0.34	$(0.01)	(2.9)%	$0.85	$0.85	$—	—%
Net cash provided by operating activities	$241,859	$191,349	$50,510	26.4%	$532,732	$513,363	$19,369	3.8%

Non-GAAP Metrics
Adjusted operating income (2)	$230,683	$232,057	$(1,374)	(0.6)%	$593,415	$584,826	$8,589	1.5%
Adjusted operating margin (2)	21.2%	22.6%		(140) bps	19.3%	20.5%		(120) bps
Adjusted net income (2)	$163,343	$168,501	$(5,158)	(3.1)%	$428,499	$423,277	$5,222	1.2%
Adjusted EPS (2)	$0.34	$0.35	$(0.01)	(2.9)%	$0.89	$0.87	$0.02	2.3%
Adjusted EBITDA (2)	$256,571	$258,334	$(1,763)	(0.7)%	$672,332	$661,343	$10,989	1.7%
Adjusted EBITDA margin (2)	23.5%	25.2%		(170) bps	21.9%	23.2%		(130) bps
Free cash flow (2)	$235,495	$182,846	$52,649	28.8%	$512,800	$491,003	$21,797	4.4%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation to the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,				Nine Months Ended September 30,
(unaudited, in thousands)	2026		2025		2026		2025
	$	% of Revenue	$	% of Revenue	$	% of Revenue	$	% of Revenue
Revenue	$1,089,670	100.0%	$1,026,106	100.0%	$3,074,670	100.0%	$2,848,137	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	328,186	30.1%	312,249	30.4%	946,695	30.8%	872,326	30.6%
Materials and supplies	65,082	6.0%	62,933	6.1%	184,638	6.0%	170,924	6.0%
Insurance and claims	23,048	2.1%	11,127	1.1%	66,127	2.2%	48,385	1.7%
Fleet expenses	45,482	4.2%	38,997	3.8%	134,613	4.4%	117,688	4.1%
Other cost of services provided (1)	44,969	4.1%	42,144	4.1%	128,846	4.2%	120,122	4.2%
Total cost of services provided (exclusive of depreciation and amortization below)	506,767	46.5%	467,450	45.6%	1,460,919	47.5%	1,329,445	46.7%

Sales, general and administrative:
Selling and marketing expenses	146,339	13.4%	138,881	13.5%	410,305	13.3%	377,309	13.2%
Administrative employee expenses	92,358	8.5%	88,601	8.6%	277,840	9.0%	259,384	9.1%
Insurance and claims	13,722	1.3%	6,929	0.7%	39,544	1.3%	29,872	1.0%
Fleet expenses	11,739	1.1%	9,502	0.9%	33,776	1.1%	29,348	1.0%
Other sales, general and administrative (2)	62,613	5.7%	57,491	5.6%	183,201	6.0%	163,600	5.7%
Total sales, general and administrative	326,771	30.0%	301,404	29.4%	944,666	30.7%	859,513	30.2%

Depreciation and amortization	33,273	3.1%	32,231	3.1%	99,381	3.2%	93,177	3.3%
Interest expense, net	10,669	1.0%	7,942	0.8%	28,911	0.9%	21,118	0.7%
Other (income) expense, net	(400)	—%	(350)	—%	1,351	—%	(1,334)	—%
Income tax expense	54,663	5.0%	53,902	5.3%	129,767	4.2%	135,954	4.8%
Net income	$157,927	14.5%	$163,527	15.9%	$409,675	13.3%	$410,264	14.4%
(1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
(2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with approximately 22,000 employees from more than 850 locations. Rollins is parent to numerous brands, including Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, Orkin UK, Safeguard, Romex Pest Control, Saela Pest Control, Trutech, Waltham Services, and Western Pest Services. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: the Company's expectations with respect to financial and business performance; near-term demand trends; the evolving customer acquisition landscape and the Company's actions to address customer acquisition challenges; lead volumes and consumer-initiated demand through search, digital media, inbound calls, and other channels; the Company's marketing strategy, including the reallocation of marketing resources and the expected benefits of investments in channels and capabilities intended to improve the Company's visibility in artificial intelligence - and large language model - driven discovery; the benefits of the Company's recurring customer relationships and diversified, multi-brand approach; the resilience of the pest control market; margin performance, margin trends, and the alignment of the Company's cost structure with demand conditions; investments in the Company's people and service quality and other investments intended to support long-term growth; the strength of the Company's balance sheet; cash flow generation; financial flexibility; capital allocation, including reinvestment in the business, acquisitions, capital expenditures, dividends and the Company's dividend policy, and share repurchases; and the Company's ability to execute its strategy and deliver sustainable, profitable growth over the long term.

These forward-looking statements are based on information available as of the date of this press release and on current expectations, forecasts, and assumptions, and involve judgments, risks and uncertainties, many of which are beyond the Company's control. Important factors that could cause actual results to differ materially include, but are not limited to: the Company's ability to attract and retain customers as customer acquisition channels evolve, including digital and artificial intelligence driven channels; the effectiveness of the Company's marketing efforts; competition; the Company's ability to execute its business strategies and successfully onboard acquisitions; labor, insurance, and other operating costs; economic conditions; weather and seasonality; and the other risks described in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company's subsequent filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, October 22, 2026 at 8:30 a.m. Eastern Time to discuss the third quarter 2026 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13762677. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$129,050	$100,004
Trade receivables, net	255,872	202,518
Financed receivables, short-term, net	48,824	44,723
Materials and supplies	42,215	42,982
Real estate assets held for sale	13,686	—
Other current assets	123,178	82,455
Total current assets	612,825	472,682
Equipment and property, net	111,031	126,187
Goodwill	1,466,429	1,374,664
Intangibles, net	589,832	582,384
Operating lease right-of-use assets	394,264	424,528
Financed receivables, long-term, net	119,701	110,057
Other assets	64,706	50,021
Total assets	$3,358,788	$3,140,523
LIABILITIES
Short-term debt	$239,562	$123,683
Accounts payable	74,249	44,361
Accrued insurance – current	51,588	44,123
Accrued compensation and related liabilities	126,097	128,259
Unearned revenues	192,825	187,670
Operating lease liabilities – current	137,157	137,410
Other current liabilities	165,165	120,019
Total current liabilities	986,643	785,525
Accrued insurance, less current portion	95,677	79,157
Operating lease liabilities, less current portion	261,402	290,765
Long-term debt	487,587	486,147
Other long-term accrued liabilities	137,021	124,608
Total liabilities	1,968,330	1,766,202
STOCKHOLDERS’ EQUITY
Common stock	478,012	481,194
Retained earnings and other equity	912,446	893,127
Total stockholders’ equity	1,390,458	1,374,321
Total liabilities and stockholders’ equity	$3,358,788	$3,140,523

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUES
Customer services	$1,089,670	$1,026,106	$3,074,670	$2,848,137
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	506,767	467,450	1,460,919	1,329,445
Sales, general and administrative	326,771	301,404	944,666	859,513
Depreciation and amortization	33,273	32,231	99,381	93,177
Total operating expenses	866,811	801,085	2,504,966	2,282,135
OPERATING INCOME	222,859	225,021	569,704	566,002
Interest expense, net	10,669	7,942	28,911	21,118
Other (income) expense, net	(400)	(350)	1,351	(1,334)
CONSOLIDATED INCOME BEFORE INCOME TAXES	212,590	217,429	539,442	546,218
PROVISION FOR INCOME TAXES	54,663	53,902	129,767	135,954
NET INCOME	$157,927	$163,527	$409,675	$410,264
NET INCOME PER SHARE - BASIC AND DILUTED	$0.33	$0.34	$0.85	$0.85
Weighted average shares outstanding - basic	478,970	484,635	480,567	484,565
Weighted average shares outstanding - diluted	478,978	484,670	480,586	484,598
DIVIDENDS PAID PER SHARE	$0.1825	$0.1650	$0.5475	$0.4950

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
OPERATING ACTIVITIES
Net income	$157,927	$163,527	$409,675	$410,264
Depreciation and amortization	33,273	32,231	99,381	93,177
Change in working capital and other operating activities	50,659	(4,409)	23,676	9,922
Net cash provided by operating activities	241,859	191,349	532,732	513,363
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(27,391)	(34,730)	(162,646)	(288,308)
Capital expenditures	(6,364)	(8,503)	(19,932)	(22,360)
Other investing activities, net	2,364	3,509	4,978	7,853
Net cash used in investing activities	(31,391)	(39,724)	(177,600)	(302,815)
FINANCING ACTIVITIES
Net borrowings (repayments)	23,644	(59,989)	125,132	95,215
Payment of dividends	(87,205)	(80,077)	(263,146)	(239,450)
Cash paid for common stock purchased	(120,065)	(3,651)	(162,891)	(18,573)
Other financing activities, net	(6,785)	(2,858)	(24,228)	(12,337)
Net cash used in financing activities	(190,411)	(146,575)	(325,133)	(175,145)
Effect of exchange rate changes on cash and cash equivalents	(92)	(728)	(953)	2,324
Net increase (decrease) in cash and cash equivalents	$19,965	$4,322	$29,046	$37,727

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release, including the appendix:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to operating income those expenses associated with the amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control, excluding gains and losses on the sale of non-operational assets and gains and losses on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses associated with the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control, and excluding gains and losses on the sale of non-operational assets and gains and losses on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow and free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income.

Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our condensed consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding short-term debt and operating lease liabilities to total long-term debt less a cash adjustment of 90% of total consolidated cash. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.
Set forth below is a reconciliation of the non-GAAP financial measures contained in this release to their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2026	2025	$	%	2026	2025	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$1,089,670	$1,026,106	63,564	6.2	$3,074,670	$2,848,137	226,533	8.0
Revenues from acquisitions	(18,348)	—	(18,348)	1.8	(70,023)	—	(70,023)	2.5
Organic revenues	$1,071,322	$1,026,106	45,216	4.4	$3,004,647	$2,848,137	156,510	5.5

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$499,682	$476,271	23,411	4.9	$1,375,031	$1,288,249	86,782	6.7
Residential revenues from acquisitions	(12,310)	—	(12,310)	2.6	(44,405)	—	(44,405)	3.4
Residential organic revenues	$487,372	$476,271	11,101	2.3	$1,330,626	$1,288,249	42,377	3.3

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$360,685	$334,956	25,729	7.7	$1,020,324	$939,803	80,521	8.6
Commercial revenues from acquisitions	(3,538)	—	(3,538)	1.1	(13,376)	—	(13,376)	1.5
Commercial organic revenues	$357,147	$334,956	22,191	6.6	$1,006,948	$939,803	67,145	7.1

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$217,930	$204,670	13,260	6.5	$647,504	$588,655	58,849	10.0
Termite and ancillary revenues from acquisitions	(2,500)	—	(2,500)	1.2	(12,242)	—	(12,242)	2.1
Termite and ancillary organic revenues	$215,430	$204,670	10,760	5.3	$635,262	$588,655	46,607	7.9

Reconciliation of Franchise and Other Revenues to Organic Franchise and Other Revenues

Franchise and other revenues	$11,373	$10,209	1,164	11.4	$31,811	$31,430	381	1.2
Franchise and other revenues from acquisitions	—	—	—	—	—	—	—	—
Franchise and other organic revenues	$11,373	$10,209	1,164	11.4	$31,811	$31,430	381	1.2

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2026	2025	$	%	2026	2025	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Margin

Operating income	$222,859	$225,021			$569,704	$566,002
Acquisition-related expenses (1)	7,824	7,036			23,711	18,824
Adjusted operating income	$230,683	$232,057	(1,374)	(0.6)	$593,415	$584,826	8,589	1.5
Revenues	$1,089,670	$1,026,106			$3,074,670	$2,848,137
Operating margin	20.5%	21.9%			18.5%	19.9%
Adjusted operating margin	21.2%	22.6%			19.3%	20.5%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$157,927	$163,527			$409,675	$410,264
Acquisition-related expenses (1)	7,824	7,036			23,711	18,824
Loss (gain) on sale of assets, net (2)	(545)	(350)			1,590	(1,334)
Tax impact of adjustments (3)	(1,863)	(1,712)			(6,477)	(4,477)
Adjusted net income	$163,343	$168,501	(5,158)	(3.1)	$428,499	$423,277	5,222	1.2
EPS - basic and diluted	$0.33	$0.34			$0.85	$0.85
Acquisition-related expenses (1)	0.02	0.01			0.05	0.04
Loss (gain) on sale of assets, net (2)	—	—			—	—
Tax impact of adjustments (3)	—	—			(0.01)	(0.01)
Adjusted EPS - basic and diluted (4)	$0.34	$0.35	(0.01)	(2.9)	$0.89	$0.87	0.02	2.3
Weighted average shares outstanding – basic	478,970	484,635			480,567	484,565
Weighted average shares outstanding – diluted	478,978	484,670			480,586	484,598

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$157,927	$163,527			$409,675	$410,264
Depreciation and amortization	33,273	32,231			99,381	93,177
Interest expense, net	10,669	7,942			28,911	21,118
Provision for income taxes	54,663	53,902			129,767	135,954
EBITDA	$256,532	$257,602	(1,070)	(0.4)	$667,734	$660,513	7,221	1.1
Acquisition-related expenses (1)	584	1,082			3,008	2,164
Loss (gain) on sale of assets, net (2)	(545)	(350)			1,590	(1,334)
Adjusted EBITDA	$256,571	$258,334	(1,763)	(0.7)	$672,332	$661,343	10,989	1.7
Revenues	$1,089,670	$1,026,106	63,564		$3,074,670	$2,848,137	226,533
EBITDA margin	23.5%	25.1%			21.7%	23.2%
Incremental EBITDA margin			(1.7)%				3.2%
Adjusted EBITDA margin	23.5%	25.2%			21.9%	23.2%
Adjusted incremental EBITDA margin			(2.8)%				4.9%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$241,859	$191,349			$532,732	$513,363
Capital expenditures	(6,364)	(8,503)			(19,932)	(22,360)
Free cash flow	$235,495	$182,846	52,649	28.8	$512,800	$491,003	21,797	4.4
Free cash flow conversion	149.1%	111.8%			125.2%	119.7%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of SG&A to Adjusted SG&A
SG&A	$326,771	$301,404	$944,666	$859,513
Acquisition-related expenses (1)	584	1,082	3,008	2,164
Adjusted SG&A	$326,187	$300,322	$941,658	$857,349

Revenues	$1,089,670	$1,026,106	$3,074,670	$2,848,137
Adjusted SG&A as a % of revenues	29.9%	29.3%	30.6%	30.1%

	Period Ended September 30, 2026	Period Ended December 31, 2025
Reconciliation of Debt and Net Income to Leverage Ratio
Short-term debt (5)	$239,562	$123,683
Long-term debt (6)	500,000	500,000
Operating lease liabilities (7)	398,559	428,175
Cash adjustment (8)	(116,145)	(90,004)
Adjusted net debt	$1,021,976	$961,854

Net income	$526,116	$526,705
Depreciation and amortization	130,948	124,744
Interest expense, net	36,351	28,558
Provision for income taxes	168,034	174,221
Operating lease cost (9)	170,431	159,924
Stock-based compensation expense	41,629	39,707
Adjusted EBITDAR	$1,073,509	$1,053,859

Leverage ratio	1.0x	0.9x

(1) Consists of expenses resulting from the amortization of intangible assets and adjustments to the fair value of contingent consideration associated with the acquisitions of Fox Pest Control, Saela Pest Control and Romex Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired companies is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total adjusted EPS calculations due to rounding.
(5) The Company's short-term borrowings are presented under the short-term debt caption of our condensed consolidated statement of financial position, net of unamortized discounts.
(6) As of September 30, 2026 and December 31, 2025, the Company had outstanding borrowings of $500 million from the issuance of our 2035 Senior Notes. These borrowings are presented under the long-term debt caption of our condensed consolidated statement of financial position, net of unamortized discount and unamortized debt issuance costs. As of September 30, 2026 and December 31, 2025, the Company had no outstanding borrowings under the Revolving Credit Facility.
(7) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our condensed consolidated statement of financial position.
(8) Represents 90% of cash and cash equivalents per our condensed consolidated statement of financial position as of both periods presented.
(9) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.